UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

IMUNON, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2024, the Board of Directors of Imunon, Inc. (the “Company”) appointed Susan Eylward (age 45) as General Counsel and Corporate Secretary.

Prior to her position with the Company, Ms. Eylward served as Senior Counsel at Science 37, Inc. (formerly Nasdaq: SNCE), a solutions organization focused on decentralized clinical trials, from January of 2022 through April of 2024, where she was responsible for a variety of complex legal matters, including, among others, corporate governance, securities compliance, executive compensation, and acquisitions. Prior to that, Ms. Eylward served as corporate counsel and Vice President at the Allstate Corporation (NYSE: ALL) during 2021, at National General Holdings Corp. (formerly Nasdaq: NGHC) from September of 2014 through December of 2020, and at Tower Group International, Ltd. (formerly Nasdaq: TWGP) from May of 2009 through September of 2014, and at each of the foregoing, she had responsibility for various corporate legal matters including governance, securities law, alternative investments and transactions. From 2004 through 2009, Ms. Eylward practiced law at Dewey & LeBoeuf LLP, where she represented public and private companies for equity and debt offerings, as well as mergers and acquisitions. Ms. Eylward received a Juris Doctor from New York Law School and a Bachelor of Arts in Accounting from Boston College.

In connection with her appointment as General Counsel and Corporate Secretary, on October 2, 2024, Ms. Eylward entered into an offer letter of employment with the Company, with her employment effective as of October 7, 2024. Pursuant to the offer letter, the Company will pay Ms. Eylward an initial salary of $340,000 and Ms. Eylward will be eligible to receive a target annual performance bonus of 30% of her annual base salary. As an inducement to Ms. Eylward’s employment, on October 7, 2024, the Company agreed to issue Ms. Eylward an option to purchase 50,000 shares of the Company’s common stock (the “Inducement Options”). The Inducement Options have (i) a 10-year term, (ii) an exercise price per share equal to the closing price of the Company’s common stock as reported by Nasdaq on October 7, 2024, and (iii) a four-year vesting schedule, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remaining underlying shares vesting annually until fully vested on the fourth anniversary of the grant date, subject to Ms. Eylward’s continued service with the Company through each applicable vesting date. The Inducement Options are being granted outside the Company’s 2018 Stock Incentive Plan as an inducement material to Ms. Eylward’s entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

The foregoing summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference as if fully set forth herein.

There are no arrangements or understandings between Ms. Eylward and any other persons pursuant to which she was appointed as General Counsel and Corporate Secretary of the Company. There are no family relationships between Ms. Eylward and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company, dated October 7, 2024, relating to the inducement grant made to Ms. Eylward is attached hereto as Exhibit 99.1 to this Form 8-K.

The information under this Item 7.01 and the press release attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter of Employment, dated October 2, 2024, between Imunon, Inc. and Susan Eylward

99.1	Press Release of Imunon, Inc., dated October 7, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON, INC.

Dated: October 7, 2024	By:	/s/ David Gaiero
David Gaiero
Chief Financial Officer